                                                                                                    Exhibit 21.0


ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES


                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
Alexander & Alexander Services Inc............................................................   Maryland
    Alexander & Alexander U.S. Inc............................................................   Maryland           88%
          Alexander & Alexander Inc.(Maryland Corp.)..........................................   Maryland          100%
               Alexander & Alexander, Inc.(Florida Corp.).....................................   Florida           100%
               Alexander & Alexander, Inc.(Louisiana Corp.)...................................   Louisiana         100%
               Alexander & Alexander, Inc.(Massachusetts Corp.)...............................   Massachuset       100%
               Alexander & Alexander, Inc.(Oklahoma Corp.)....................................   Oklahoma          100%
               Alexander & Alexander, Inc.(Tennessee Corp.)...................................   Tennessee         100%
               Alexander & Alexander, Inc.(West Virginia Corp.)...............................   West Virginia     100%
               Alexander & Alexander of Arizona Inc...........................................   Arizona           100%
               Alexander & Alexander of the Carolinas, Inc....................................   North Carolina    100%
               Alexander & Alexander of Connecticut Inc.......................................   Connecticut       100%
               Alexander & Alexander of Kentucky Inc..........................................   Kentucky          100%
               Alexander & Alexander of Mississippi Inc.......................................   Mississippi       100%
               Alexander & Alexander of New York, Inc.........................................   New York          100%
                        AARE Corporation......................................................   New York          100%
                        A & A Real Estate Services Inc........................................   New York          100%
               Alexander & Alexander Securities Corp..........................................   Delaware          100%
               Alexander & Alexander of Virginia, Inc.........................................   Virginia          100%
               Alexander & Alexander of Wyoming, Inc..........................................   Wyoming           100%
               Alexander & Associates Inc.....................................................   Texas             100%
                        Alexander Risk Management & Consulting Services, Inc..................   Texas             100%
                        Alexander Managing General Agency.....................................   Texas             100%
                        Ecco General Agency Inc...............................................   Texas             100%
                               Ecco Services, Inc.............................................   Texas             100%
                               Ecco Insurance Services Inc. (Calif.)..........................   California        100%
                        Gilliland & McReynolds, Inc...........................................   Texas             100%
                        Insurance Administrators Inc..........................................   Texas             100%
                        SRA, Inc..............................................................   Texas             100%
               Alexander Howden Reinsurance Intermediaries Inc................................   New York          100%
               Alexsis Inc....................................................................   Maryland          100%
               Alexsis Risk Management Services Inc...........................................   New York          100%
               Claimaco Corporation...........................................................   New York          100%
               Corporate Group Systems, Inc...................................................   Michigan          100%
               Employers Underwriters, Inc....................................................   Michigan          100%
               Insurance Planning Inc.........................................................   Nevada             80%
               R. B. Jones Corporation........................................................   Delaware          100%
                        Alexander & Alexander of Kansas Inc...................................   Kansas            100%
                        Alexander & Alexander of Missouri Inc.................................   Missouri          100%
               SHL Pacific Regional Holdings Inc. (California Corp)...........................   California        100%
                        Alexander & Alexander of California Inc...............................   California        100%
                               AGR Disposition Company .......................................   California        100%
                                       AGR (New York) Disposition Company Inc. ...............   New York          100%
                                       BIS Disposition Company ...............................   California        100%
                                       Ruben Entertainment Insurance Services.................   United Kingdom     50%
                               Alexander & Alexander of Japan, Inc............................   Nevada            100%
                        Alexander & Alexander of Idaho Inc....................................   Idaho             100%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
                               Campbell & Co., Inc............................................   Idaho             100%
                        Alexander & Alexander of Indiana, Inc.................................   Indiana           100%
                        Alexander & Alexander of Michigan, Inc................................   Michigan          100%
                        Alexander & Alexander of Ohio, Inc....................................   Ohio              100%
                               Ohio Cap Insurance Company, Inc................................   Bermuda             7%
                        Alexander & Alexander of Washington, Inc..............................   Washington        100%
                        Alexander of Hawaii Inc...............................................   Hawaii            100%
               S. Hammond Story Agency Inc....................................................   Georgia           100%
               Alexander Reinsurance Intermediaries Inc.......................................   New York          100%
               Tifco Properties, Inc..........................................................   Illinois          100%
               A&A Realty Finance Inc.........................................................   Minnesota         100%
               United Commercial Agencies, Ltd................................................   Cayman Islands     50%
               Alexander International Insurance Services Ltd ................................   Bermuda           100%
               Alexander & Alexander & Paul Mayer GMBH........................................   Austria            75%
               Futuro 3000 S.R.L..............................................................   Italy               5%
               Alexander Hellas Ltd...........................................................   Greece            100%
               Alexander Underwriting Agencies Limited........................................   Bermuda            50%
               Barros & Carrion, Inc..........................................................   Puerto Rico       100%
                        Asesores y Corredores De Seguros S.A..................................   Puerto Rico       100%
                        Inter-American Underwriters, Inc......................................   Puerto Rico       100%
               Hemisphere Marine & General Assurance Ltd......................................   Bermuda           100%
                        Alexander & Alexander Middle East Ltd.................................   Bermuda           100%
                        Security Offshore Insurance Ltd.......................................   Bermuda             3%
          Inter-American Group Inc. ..........................................................   Delaware          100%
          Alexander Insurance Managers Ltd....................................................   Bermuda            85%
               Alexander Insurance Managers (Dublin) Ltd......................................   Ireland           100%
               Alexander Insurance Managers (Isle of Man) Ltd.................................   Isle of Man       100%
               Alexander Insurance Managers (Barbados) Ltd....................................   Barbados          100%
               Alexander Insurance Managers(Cayman) Ltd.......................................   Cayman Islands    100%
               Alexander Insurance Managers (Holdings) Ltd....................................   Guernsey           90%
                        Alexander Insurance Managers (Jersey) Ltd.............................   Jersey            100%
                        Alexander Insurance Managers (Guernsey) Ltd...........................   Guernsey          100%
                               Bailiwick Consultancy & Management Co. Ltd.....................   Guernsey          100%
          Alexander & Alexander Mexico S.A. de C.V............................................   Mexico            100%
               Asesores Kennedy Agente de Seguros y de Fianzas, S.A. de C.V...................   Mexico             80%
               Promotora Zircon S.A. de C.V...................................................   Mexico             80%
               Seguridad y Prevencion S.A. de C.V.............................................   Mexico             80%
               Servicios Administrativos Kennedy S.A. de C.V..................................   Mexico             80%
               Inmuebles Niagara S.A. de C.V..................................................   Mexico             80%
               Minet S.A. de C.V..............................................................   Mexico             80%
               Grupo Ken S.A. de C.V..........................................................   Mexico             80%
                        Asesores de Reaseguros Internacionales Mexicanos S.A. de C.V..........   Mexico             99%
               Consejuros Actuariales y Administrativos, S.C..................................   Mexico             80%
               Servisios Immobilarios Guadalajara, S.C........................................   Mexico             80%
               Wilken Asesores, S.C...........................................................   Mexico             80%
    The Alexander Consulting Group Inc........................................................   Maryland          100%
          Alexander & Alexander Benefits Services Inc.........................................   New Jersey        100%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
               Alexander & Alexander Benefits Services (Arizona) Inc..........................   Arizona           100%
               Alexander & Alexander Benefits Services of Louisiana...........................   Louisiana         100%
               Alexander & Alexander Benefits Services Inc....................................   Ohio              100%
               Alexander & Alexander Insurance Benefits Services Inc..........................   Massachusetts     100%
               Alexander & Alexander Life Agency of Ohio......................................   Ohio              100%
               A&A Managing General Agency, Inc...............................................   Texas             100%
               PBA, Inc ......................................................................   Minnesota         100%
               Pilots International Association...............................................   North Dakota      100%
          Alexander & Alexander Consulting Group Inc..........................................   New Jersey        100%
               Alexander & Alexander Consulting Group Inc.....................................   Texas             100%
               Alexander & Alexander Benefits Services Inc....................................   Virginia          100%
          Alexander Consulting Investment Services Inc........................................   Maryland          100%
    Alexander Underwriting Services Inc.......................................................   Maryland          100%
    A&A Underwriting Services Inc. ...........................................................   Delaware          100%
          Alexander Howden North America Inc. (Georgia).......................................   Georgia           100%
               AAMET Inc......................................................................   Maryland          100%
               Alexander Howden North America Inc. (Ohio).....................................   Ohio              100%
               Alexander Howden North America Inc. (Massachusetts)............................   Massachusetts     100%
               Alexander Howden North America Inc. (N.Y.).....................................   New York          100%
               Alexander Howden North America Inc. (Texas)....................................   Texas             100%
                        Alexander Howden Insurance Services, Inc. (Texas).....................   Texas             100%
               Illinois R.B. Jones Inc. ......................................................   Illinois          100%
          American Special Risk Insurance Company.............................................   Delaware          100%
          Atlanta International Insurance Company.............................................   New York          100%
    Alexander & Alexander Government & Industry Affairs Inc...................................   Dist. of Columbia 100%
    PTS Liquidation, Co.......................................................................   Pennsylvania      100%
    Trust Property & Casualty Insurance Co....................................................   Vermont           100%
    Alexander & Alexander Services UK Plc.....................................................   United Kingdom    100%
          Alexander & Alexander Finance Limited...............................................   United Kingdom    100%
          Alexander & Alexander Corretores e Consultores de Seguros Lda.......................   Portugal           73%
          Alexander Howden Underwriting Limited...............................................   United Kingdom    100%
          Couparey Nominees Limited...........................................................   United Kingdom    100%
          Alexander Howden Holdings Ltd.......................................................   United Kingdom    100%
               Alexander Howden Group Agency Management Ltd...................................   United Kingdom    100%
               Alexander Howden Group (Bermuda) Limited.......................................   Bermuda           100%
                        A.H.G. Far East Ltd...................................................   Hong Kong         100%
                               Asian Reinsurance Underwriters Ltd.............................   Hong Kong         100%
                               Howden Sterling Asia Limited...................................   Hong Kong         100%
                               Sphere Drake Far East Limited..................................   Hong Kong         100%
                               Sterling Offices Far East......................................   Hong Kong         100%
                        Alexander Underwriting Agencies Limited...............................   Bermuda            50%
                        Howden Cover Hispanoamericana (Bermuda) Ltd...........................   Bermuda           100%
                               Howden Chile Consultores Ltda..................................   Chile              51%
                               Alexander Howden de Espana.....................................   Spain              50%
                        Trent Insurance Company Ltd...........................................   Bermuda           100%
               Alexander Howden Group Ltd. ...................................................   United Kingdom    100%
                        Alexander y Alexander Chile Ltda......................................   Chile              26%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
                        Alexander Underwriting Services Limited...............................   United Kingdom    100%
                        Howden Chile Reaseguros Ltda..........................................   Chile              26%
                        Alexander Howden Group Management Services Ltd........................   United Kingdom    100%
                        Alexander Howden Limited..............................................   United Kingdom    100%
                        Alexander Howden Reinsurance Brokers Ltd..............................   United Kingdom    100%
                               Alexander Howden Brasil Ltda...................................   Brazil             33%
                               Keith Rayment & Associates Ltd.................................   United Kingdom     51%
                               Alexander Howden Ossa de Colombia S.A..........................   Colombia           51%
                        Anistics Ltd..........................................................   United Kingdom    100%
                        Energy Insurance Brokers and Risk Management Consultants Ltd..........   United Kingdom    100%
                        Independent Engineering Services Ltd..................................   United Kingdom    100%
                        Alexander Howden Asia Pacific Ltd.....................................   United Kingdom    100%
                        Keyaction Ltd.........................................................   United Kingdom    100%
                        Rydata Limited........................................................   United Kingdom    100%
                        Alexander Howden Y Associados S.A. de C.V.............................   Mexico             50%
                        Howden Dastur Reinsurance Brokers (Private) Ltd.......................   India              40%
                        Mansfeld, Hubener & Partner...........................................   Germany            34%
                        Alexander Howden (Kazakhstan) Ltd.....................................   Kazakhstan        100%
               Alexander Howden Financial Services Limited....................................   United Kingdom    100%
               Alexander Howden International Limited.........................................   United Kingdom    100%
                        A.H.O.H. (Bermuda) Limited............................................   Bermuda           100%
                               SPICAFAB Limited...............................................   United Kingdom    100%
                                       Alexander Howden Group (Australia) Ltd.................   Australia         100%
                                         Alexander Howden Reinsurance Brokers (Australia) Ltd.   Australia         100%
                                       Sterling Universal Holdings Ltd........................   Canada             30%
                                             Sterling Universal Ltd...........................   Canada            100%
                                             Alexander Howden Canada Ltd......................   Canada            100%
                               IRM France SA..................................................   France             45%
               Dormante Holdings Limited......................................................   United Kingdom    100%
                        Solar Underwriting Agencies Ltd.......................................   United Kingdom    100%
               Howden Management & Data Services Limited......................................   United Kingdom    100%
                        Alexander Howden Leasing Limited......................................   United Kingdom    100%
               Alexander Howden de Espana S.A.................................................   Spain             100%
          Alexander Stenhouse and Partners Ltd................................................   United Kingdom    100%
               Alexander Howden Y Associados S.A. de C.V......................................   Mexico              6%
               Scottish & Commonwealth Insurance Co. Ltd.(Bermuda)............................   Bermuda           100%
               Alexander Stenhouse Europe Ltd.................................................   United Kingdom    100%
                        Alexander & Alexander Sigorta Musavirlk Anomim Sirketi................   Turkey             51%
                               Cagdas Sigorta A.S.............................................   Turkey             94%
                        Ralph S. Harris (Insurance) Pty. Ltd..................................   Zimbabwe          100%
                        Reed Stenhouse Europe Holdings B.V....................................   Holland           100%
                               Alexander Stenhouse A.G........................................   Switzerland       100%
                               Reinsurance Underwriting Agency Ltd............................   Switzerland       100%
                        Reed Stenhouse GMBH...................................................   Germany           100%
                        Societe Generale de Courtage d'Assurances.............................   France             14%
                               A.M.P.R.E......................................................   France             90%
                               Alexander & Alexander Consultants S.A..........................   France            100%
                               France Cote D'Afrique..........................................   France             99%
                               Groupement Europeen d'Assurances Generales.....................   France            100%
                               SASE France....................................................   France            100%
                               Societe de Courtage d'Assurance et de Reassurance Lange........   France            100%
                        Alexander & Alexander France S.A............................ .........   France            100%
                               Societe Generale de Courtage d'Assurances......................   France             37%
                                       A.M.P.R.E..............................................   France             90%
                                       Alexander & Alexander Consultants S.A..................   France            100%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
                                       France Cote D'Afrique..................................   France             99%
                                       Groupement Europeen d'Assurances Generales.............   France            100%
                                       SASE France............................................   France            100%
                                       Societe de Courtage d'Assurance et de Reassurance Lange   France            100%
                                Alexander & Alexander France S.A. ............................   France	           100%
                                       Societe Generale de Courtage d'Assurances..............   France	            37%
                                               A.M.P.R.E......................................   France	            90%
                                               Alexander & Alexander Consultants S.A. ........   France	           100%
                                               France Cote D'Afrique..........................   France	            99%
                                               Groupement Europeen d'Assurances Generales.....   France	           100%
                                               SASE France....................................   France	           100%
                                       Societe de Courtage d'Assurance et de Reassurance Lange   France	           100%
                        Stenhouse Reed Shaw Africa (Pty) Ltd..................................   South Africa      100%
               Alexander & Alexander Ltd......................................................   United Kingdom    100%
                        Alexander Stenhouse Management Services Limited.......................   United Kingdom    100%
                        Alexander & Alexander U.K. Ltd........................................   United Kingdom    100%
                        Alexander Stenhouse Limited ..........................................   United Kingdom    100%
                        Alexander & Alexander (Isle of Man) Limited...........................   Isle of Man       100%
                        Alexander Stenhouse Magee Limited.....................................   Ireland           100%
                        Alexander & Alexander (C.I.) Limited .................................   Guernsey          100%
                        Alexander & Alexander (Ireland) Limited ..............................   Ireland           100%
               Alexander & Alexander U.K. Pension Trustees Ltd................................   United Kingdom    100%
               Noble Grossart Holdings Ltd....................................................   United Kingdom     20%
                        Noble Grossart Ltd....................................................   Scotland          100%
                               Noble Grossart Investments Ltd.................................   Scotland           60%
                                       NGI SOQ Ltd............................................   Scotland          100%
                                       NGI Securities Ltd.....................................   Scotland          100%
                                       NGI Inc................................................   Delaware          100%
                               Howe Securities Ltd............................................   Scotland          100%
                        Noble Grossart Investments Ltd........................................   Scotland           40%
                               NGI SOQ Ltd....................................................   Scotland          100%
                               NGI Securities Ltd.............................................   Scotland          100%
                               NGI Inc........................................................   Delaware          100%
               Stenhouse Marketing Services London Ltd........................................   United Kingdom    100%
                        Stenhouse Marketing Services Inc......................................   Delaware          100%
               Halford, Shead & Co. Limited ..................................................   United Kingdom    100%
                        IRM France SA.........................................................   France             55%
                        Reed Stenhouse Underwriting Mgmt Ltd..................................   United Kingdom    100%
               The Alexander Consulting Group Ltd.............................................   United Kingdom    100%
                        Alexander Financial Services Ltd. ....................................   United Kingdom    100%
    Reed Stenhouse Companies Ltd..............................................................   Canada            100%
          Duggan Insurances Ltd...............................................................   Ireland           100%
          National Computer Services Ltd......................................................   Canada            100%
          Y & D Properties Ltd................................................................   Canada             50%
          Reed Stenhouse Ltd..................................................................   Canada            100%
          Reinsurance Managers Ltd............................................................   Canada            100%
          Risk Management Consultants of Canada Ltd...........................................   Canada            100%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
          2337151 Canada Ltd..................................................................   Canada            100%
          Societe de Courtage Meloche Alexander Ltd...........................................   Canada            100%
          Sterling Universal Holdings Ltd.....................................................   Canada             70%
               Sterling Universal Ltd.........................................................   Canada            100%
               Alexander Howden Canada Ltd....................................................   Canada            100%
          The Alexander Consulting Group Ltd..................................................   Canada            100%
          Alexander & Alexander Canada Inc....................................................   Canada            100%
          514239 Ontario Ltd..................................................................   Canada            100%
          164113 Canada Inc...................................................................   Canada            100%
               164226 Canada Inc..............................................................   Canada             50%
          164226 Canada Inc...................................................................   Canada             50%
    Alexander & Alexander Australia Holdings Ltd..............................................   Australia         100%
          Alexander & Alexander Ltd...........................................................   Australia         100%
          Anistics Pty Ltd....................................................................   Australia         100%
          John C. Lloyd Reinsurance Brokers Ltd...............................................   Australia          88%
          Alexander Stenhouse Financial Services Ltd..........................................   Australia         100%
          Alexander Stenhouse Nominees Ltd....................................................   Australia         100%
          Burnie Enterprises P/L..............................................................   New Guinea        100%
               Alexander & Alexander (PNG) Pty. Ltd...........................................   New Guinea         63%
          The Alexander Consulting Group Ltd..................................................   Australia         100%
          Southern Cross Underwriting Pty. Limited............................................   Australia          56%
          Reed Stenhouse Asia Pacific Ltd (U.K.)..............................................   Scotland          100%
          Alexander Stenhouse Accumulation Fund Nominees Ltd..................................   Australia         100%
    Alexander & Alexander (Hong Kong) Holdings Ltd............................................   Hong Kong         100%
          Alexander Lippo (Hong Kong) Ltd.....................................................   Hong Kong          50%
    Stenhouse (S.E. Asia) Pte. Ltd............................................................   Singapore         100%
          Alexander & Alexander (Asia) Holdings Pte. Ltd. ....................................   Singapore           3%
               Alexander Howden Far East Pte. Ltd.............................................   Singapore         100%
               Alexander & Alexander Risk Management Services Inc.............................   Taiwan             50%
               Alexander & Alexander Insurance Agency Ltd.....................................   Taiwan             50%
               Alexander & Alexander (Malaysia) Sdn Bhd ......................................   Malaysia           49%
               Alexander & Alexander Pte. Ltd.................................................   Singapore         100%
               Alexander & Alexander (Taiwan) Ltd.............................................   Taiwan             50%
               Alexander Howden Reinsurance Brokers (Asia) Pte. Ltd...........................   Singapore         100%
   Alexander & Alexander Holdings (N.Z.) Ltd.(Formerly Alexander Stenhouse Holdings (N.Z.) Ltd   New Zealand       100%
          The Alexander Consulting Group Ltd..................................................   New Zealand       100%
          Alexander & Alexander Ltd. .........................................................   New Zealand       100%
               Southern Insurance Brokers Limited.............................................   New Zealand       100%
               Southern Insurance Brokers (Miles) Limited.....................................   New Zealand       100%
               Alexander Benefits Services Ltd................................................   New Zealand       100%
               B.A. Nelson Ltd................................................................   New Zealand       100%
               Alexander & Alexander Services NZ Ltd..........................................   New Zealand       100%
                        Alexander & Alexander (NZ) Ltd........................................   New Zealand       100%
                        Alexander Anistics Services Ltd.......................................   New Zealand       100%
                        Alexander Portfolio Management Ltd....................................   New Zealand       100%
               Adam and Adam Limited..........................................................   New Zealand       100%
                        Superannuation Management Ltd.........................................   New Zealand       100%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
                               British Underwriting Agencies Ltd..............................   New Zealand       100%
               Alexander & Alexander Ltd. (Fiji) .............................................   Fiji              100%
               Alexander Howden Reinsurance Brokers Ltd.......................................   New Zealand       100%
               Knight Alexander Stenhouse Ltd.................................................   New Zealand       100%
               Marsden & Associates(Fire & General) Ltd.......................................   New Zealand       100%
               Russell Brown & Co. Ltd........................................................   New Zealand       100%
    Alexander & Alexander International Inc...................................................   Maryland          100%
          Alexander & Alexander (Thailand) Ltd................................................   Thailand           25%
          Alexander & Alexander Ltd - Thailand................................................   Thailand           25%
          Alexander & Alexander Europe B.V....................................................   Netherlands       100%
               Alexander & Alexander Belgium NV...............................................   Belgium           100%
                        NV Alexander Stenhouse Belgium International SA.......................   Belgium            25%
               Alexander & Alexander Italia S.P.A.............................................   Italy              25%
               Reed Stenhouse Netherlands B.V.................................................   Holland           100%
                        Alexander & Alexander Italia S.P.A....................................   Italy              50%
                               Brokeraggio Assicurativo SRL...................................   Italy              30%
               Alexander & Alexander Insurance Brokers - Hungary..............................   Hungary           100%
               Alexander & Alexander Insurance Brokers - Czech. Republic......................   Czech. Republic   100%
               Alexander & Alexander Insurance Brokers - Poland...............................   Poland            100%
               Alexander & Alexander of Spain Correduria De Seguros, S.A......................   Spain             100%
                        Prevencion y Control..................................................   Spain             100%
                        Alexander Stenhouse SRL...............................................   Spain             100%
                               Reed Stenhouse (Espana) S.A....................................   Spain              95%
                        Alexander Stenhouse Risk Management S.A...............................   Spain             100%
               Alexander & Alexander Holdings B.V.............................................   Netherlands       100%
                        Brons Orobio Groep B.V................................................   Netherlands       100%
                               Bekouw Mendes C.V..............................................   Netherlands        26%
                               Brons Van Lennep B.V...........................................   Netherlands       100%
                               Orobio Mees Herman B.V.........................................   Netherlands       100%
                                       Brons Orobio Groep (Partnership).......................   Netherlands       100%
                        Alexander & Alexander B.V.(formerly Bekouw Mendes B.V)................   Netherlands       100%
                        Bekouw Mendes Reinsurance B.V.........................................   Netherlands       100%
                        Brons Van Lennep Den Haug B.V.........................................   Netherlands       100%
                        Bekouw Mendes Risk Management B.V.....................................   Netherlands       100%
                               Alexander Insurance Managers N.V...............................   Nether/Antilles   100%
                        N.V. Verzekering Maatschappi Van 1890.................................   Netherlands       100%
                        Bekouw Mendes C.V.....................................................   Netherlands        74%
                               Firma A.J. Driessen C.V........................................   Netherlands       100%
                               Firma H.J. Reens C.V...........................................   Netherlands       100%
               Alexander & Alexander Scandinavia A.B..........................................   Sweden            100%
               Futuro 3000 S.R.L..............................................................   Italy              95%
               Alexander Coyle Hamilton Ltd...................................................   Ireland            75%
               Alexander Insurance Managers Ltd S.A.R.L.......................................   Luxembourg        100%
               NV Alexander Stenhouse Belgium International S.A...............................   Belgium            75%
               Fides Alexander A.G. (Switzerland).............................................   Switzerland        45%
               Alexander & Alexander Europe Gmbh..............................................   Austria            51%
          Alexander & Alexander of Colombia Ltda .............................................   Colombia           51%

ALEXANDER & ALEXANDER SERVICES INC. and SUBSIDIARIES

                                                                                              State or        Percent of
                                                                                              Other               Voting
                                                                                              Jurisdiction    Securities
                                                                                              Incorporation        Owned
                                                                                              -------------        -----

=======================================================================================================================
          Alexander & Alexander LTDA..........................................................   Brazil            100%
               MacFarlane Participacoes e Corretora de Seguros Ltda...........................   Brazil             50%
               Alexander MacFarlane Corretora de Seguros Ltda.................................   Brazil             50%
          Alexander & Davidson de Colombia LTDA...............................................   Colombia           49%
          Alexander, Ayling, Barrios & Cia, S.A...............................................   Argentina          98%
          Alexander Insurance Managers (Singapore) Pte. Ltd...................................   Singapore         100%
          Pensions Berattings Gmbh............................................................   Germany            70%
          Jaspers Industrie Assekuranz Gmbh & Co. KG..........................................   Germany            20%
               Pensions Berattings Gmbh.......................................................   Germany            20%
               Alexander & Alexander Europe Gmbh..............................................   Austria            49%
          Industrie Assekuranz Gmbh...........................................................   Germany            20%
          Servicios A.B.S., S.A...............................................................   Mexico             75%
    Alexander & Alexander (Asia) Holdings Pte. Ltd............................................   Singapore          97%
          Alexander Howden Far East Pte. Ltd..................................................   Singapore         100%
          Alexander & Alexander Risk Management Services Inc..................................   Taiwan             50%
          Alexander & Alexander Insurance Agency Ltd..........................................   Taiwan             50%
          Alexander & Alexander (Malaysia) Sdn Bhd ...........................................   Malaysia           49%
          Alexander & Alexander Pte. Ltd. ....................................................   Singapore         100%
          Alexander & Alexander (Taiwan) Ltd. ................................................   Taiwan             50%
          Alexander Howden Reinsurance Brokers (Asia) Pte. Ltd................................   Singapore         100%
    Alexander Clay & Partners Unlimited.......................................................   United Kingdom     99%
    Jufcrest Limited..........................................................................   United Kingdom     50%
    Manzitti Howden Beck s.p.a................................................................   Italy              41%
          L.& F. Longobardi SRL...............................................................   Italy              24%
          Pandi Italia s.p.a..................................................................   Italy               5%
          CSA.................................................................................   Italy              13%




[cover]:  Alexander & Alexander 1994 Annual Report on Form 10-K

[inside front cover]:

Alexander & Alexander Services Inc. provides professional risk management consulting, insurance brokerage and human resource management consulting services from offices in 80 countries, with approximately 12,000 employees and revenues of $1.3 billion.

Risk Management Consulting & Insurance Services.  Alexander &
Alexander designs and implements integrated insurance and risk management programs globally. We have the expertise to help businesses of all sizes, as well as associations and governmental agencies, address their risk assessment, risk control and risk financing requirements.

Specialist & Reinsurance Broking.   The Alexander Howden Group places
large and complex risks that require access to wholesale and specialist insurance markets globally. We also provide a range of broking and associated services to insurance and reinsurance companies and LloydAEs syndicates.

Human Resource Management Consulting.  The Alexander Consulting
Group provides advisory and support services in human resource management, including retirement planning, health care management, organizational effectiveness, compensation, HR-related communications and information technologies.

ACG also offers brokerage services for group health and welfare, special risk, and executive planning insurance coverages.

To My Fellow Stockholders:

During the past nine months, Alexander & Alexander has undertaken many important changes that are described in this report. While I encourage you to read the details, I also want to give you my overall assessment of our progress and plans for the future.
          In June 1994, during my first days as A&A's new Chairman & CEO, I told employees that A&A had a great franchise but that we had some hard work ahead of us. I asked them to see beyond the immediate challenges and envision a Company that could set new standards for the way we served our clients and shareholders. We had to reshape our organization to lead an industry that has not changed as rapidly as its customers.
          Clients expect brokers and consultants to bring them added value.
They want better, more innovative and lower-cost solutions that support their business and financial strategies. It is our job to provide these solutions and to produce a fair return for our shareholders.
          To do this, we set out to strengthen A&A's balance sheet and earnings capacity while enhancing sales and service. Some of the more significant actions included:
* Appointing ten new directors, each having an international reputation in business, law or public policy.
* Eliminating more than $100 million in non-essential expenses and reinvesting part of the savings to enhance A&A's information technology, product development and employee training.
* Divesting non-core businesses so we can further concentrate on our clients' central need -- cost-effective, high-quality risk and human resource services.
* Addressing a number of longstanding litigation and other contingencies.
           Some of these actions were evident in 1994's net operating loss of $82.9 million. The loss included a $69 million restructuring charge for the consolidation of real estate affecting 48 offices worldwide as well as early retirement programs and workforce reductions involving more than 1,100 positions. It also included $24.9 million in charges to settle litigation and to strengthen reserves related to A&A's professional indemnity program.
          Non-operating results included $69.7 million for a previously announced settlement with Shand/Evanston Group, Inc., and for increased reserves relating to lawsuits and other disputes brought against A&A and Shand/Evanston affiliates by the rehabilitator of Mutual Fire, Marine & Inland Insurance Co.
          In keeping with plans to divest certain non-core assets, we sold our U.S. personal lines business for $30 million, resulting in a $20 million pre-tax fourth quarter gain, or $0.28 per share after taxes.
          We subsequently sold A&A's third party claims administration unit for $47 million in cash, resulting in a first quarter 1995 pre-tax gain of approximately $30 million. In January 1995, we completed the sale of our minority interest in a privately held U.K. merchant bank for $7.2 million. Proceeds from the sales were set aside to pay for litigation, contingency and other settlements.
          Our actions have improved A&AAEs earnings capacity and liquidity. At year-end, the Company had more than $300 million in operating funds that included proceeds from the $200 million investment by American International Group, Inc. In March 1995, we established a new $200 million, three-year revolving credit facility that will be available for general corporate purposes.
          As we achieved our initial objectives, we have now shifted emphasis to growing the Company. In the U.S., for example, we began by reshaping sales and marketing to respond with greater focus and depth to complex client needs. We are pursuing a proven market segmentation strategy, organizing resources around our risk management and insurance service businesses, as well as other important segments.
          We began a new approach for product development to better coordinate with the R&D departments of capital market providers, including insurance companies. Investments in technology have been accelerated to enhance our ability to provide cost-effective, quality service. We are putting fresh resources into training employees and recruiting the best possible talent. And we are open to growing A&A through strategic acquisitions.
          The Company is making important cultural changes that are signified by an innovative pay-for-performance philosophy that will reward employees who are best at meeting the needs of our clients and shareholders. Through equity compensation programs, we expect to more closely align the interests of our employees with the interests of our shareholders. The change has begun at the top: The Board of Directors recently voted to link its compensation to the value of our common stock.
          We have a great deal more to do but the fact that we have been able to achieve so much in such a short time bears testimony to thousands of our employees whose hard work has put A&A on solid footing for renewed growth.
          In addition, I appreciate the support of Dr. Robert E. Boni, Chairman of the Board's Executive Committee, whose leadership and vision early last year set the stage for our subsequent progress. I look forward to his continued involvement in the new A&A.

Sincerely,

[signed]
Frank G. Zarb
Chairman of the Board
President & CEO
March 31, 1995

[text includes black & white photograph of Frank Zarb]

                     BOARD OF DIRECTORS & EXECUTIVE OFFICERS

BOARD OF DIRECTORS

Frank G. Zarb (1)(5)
Chairman of the Board, President & Chief Executive Officer

Dr. Kenneth Black, Jr. (1)(3)
Regents' Professor Emeritus of Insurance
Georgia State University

John A. Bogardus, Jr. (2)
Former Chairman of the Board

Dr. Robert E. Boni (1)(3)
Retired Chairman of the Board & Chief Executive Officer,
Armco Inc.

W. Peter Cooke (4)(5)
Chairman, World Regulatory Advisory Practice
Price Waterhouse

E. Gerald Corrigan (1)(3)
Chairman, International Advisors
Goldman Sachs & Co.

Joseph L. Dionne(1)(3)
Chairman & Chief Executive Officer
McGraw-Hill, Inc.

The Hon. Gerald R. Ford (3)(5)
Former President of the United States

Peter C. Godsoe (4)
President & Chief Executive Officer
The Bank of Nova Scotia

Angus M.M. Grossart (4)
Managing Director
Noble Grossart Limited

Maurice H. Hartigan II (1)(2)
Retired Senior Managing Director
Chemical Banking Corp.

James B. Hurlock, Esq.  (2)
Partner & Chairman of the Management Committee
White & Case

Ronald A. Iles (4)(5)
Senior Vice President
Alexander & Alexander Services Inc.
Chairman
Alexander Howden Group Limited

Edward F. Kosnik
Executive Vice President & Chief Financial Officer

Vincent R. McLean (1)(2)
Retired Executive Vice President & Chief Financial Officer
Sperry Corporation

James D. Robinson III (4)(5)
President
J.D. Robinson Inc.

William M. Wilson (4)
Former Deputy Chairman
& Executive Vice President


(1) Member, Executive Committee
(2) Member, Audit Committee
(3) Member, Compensation, Benefits and Nominating Committee
(4) Member, Finance/Investment Committee
(5) Member, Public Policy and Ethics Committee


EXECUTIVE OFFICERS

Frank G. Zarb
Chairman of the Board, President & Chief Executive Officer

Lawrence E. Burk
Chairman & Chief Executive Officer
Alexander & Alexander Inc.

Elliot S. Cooperstone
Senior Vice President & Chief Administrative Officer
Alexander & Alexander Services Inc.
Executive Vice President & Chief Operating Officer
Alexander & Alexander Inc.

Kenneth J. Davis
Chairman
Alexander & Alexander International Inc.
Chief Executive Officer
Alexander & Alexander Europe

Timothy P.S. Gibson
Chief Executive Officer
Alexander & Alexander Limited
Asia Pacific Region

James S. Horrick
President & Chief Executive Officer
Alexander & Alexander/Reed Stenhouse Companies Limited

Ronald A. Iles
Senior Vice President
Alexander & Alexander Services Inc.
Chairman
Alexander Howden Group Limited

R. Alan Kershaw
Vice President & Treasurer

Edward F. Kosnik
Executive Vice President & Chief Financial Officer

Dennis L. Mahoney
Deputy Chairman
Alexander Howden Group Limited

Dan R. Osterhout
Senior Vice President
Alexander & Alexander Services Inc.
Chairman & Chief Executive Officer
Alexander Underwriting Services Inc.

Albert A. Skwiertz, Jr.
Vice President & General Counsel

Donald L. Seeley
Senior Vice President
Alexander & Alexander Services Inc.
President & Chief Executive Officer
The Alexander Consulting Group Inc.

Richard P. Sneeder, Jr.
Controller

Alan E. Williams
Chairman, Marine & Aviation
Alexander Howden Group Limited

                                  INVESTOR INFORMATION

CORPORATE HEADQUARTERS
Alexander & Alexander Services Inc., 1185 Avenue of the Americas, New York, N.Y. 10036

PRINCIPAL WORLDWIDE OPERATIONS

Risk Management & Insurance Services
Alexander & Alexander
Alexander Insurance Managers Limited
Alexander Underwriting Services Inc.
Anistics

Specialist & Reinsurance Broking
Alexander Howden Group Limited
Alexander Reinsurance Intermediaries, inc.

Human Resource Management Consulting Services
The Alexander Consulting Group Inc.

ANNUAL MEETING OF STOCKHOLDERS
The 1995 Annual Meeting of Stockholders will be held 9:30 a.m. on Thursday, May 18, at the McGraw-Hill Building Auditorium, 1221 Avenue of the Americas, 2nd floor, New York City.

APPROXIMATE NUMBER OF EQUITY SECURITY HOLDERS
As of March 17, 1995, there were approximately 2,102 record holders of the
Company's Common Stock, 529 beneficial holders of   Class A Common Stock and
1,211 record holders of Class C Common Stock.

EXCHANGE LISTINGS
Alexander & Alexander's Common Stock is listed on the New York Stock Exchange (symbol: AAL) and the International Stock Exchange of the United Kingdom and the Republic of Ireland. Its Class C Common Stock is listed on the International Stock Exchange of the United Kingdom and the Republic of Ireland.

Reed Stenhouse's RSC Class 1 Special Shares, associated with the shares of Alexander & Alexander's Class A Common Stock, are listed on the Toronto Stock Exchange and Montreal Stock Exchange.

TRANSFER AGENTS AND REGISTRARS
Stockholders inquiring about security transfer matters, dividend payments, address corrections and other issues related to their account should contact:

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, N.J. 07303-2500

The R-M Trust Company
Balfour House
390 High Road
Ilford, Essex IG1 1NQ
England

Montreal Trust Company of Canada
151 Front Street West
Toronto, Ontario M5J 2N1
Canada

FINANCIAL INFORMATION

Securities analysts and other persons seeking financial information about the Company should contact Alan Kershaw, Treasurer, at (410) 363-5873; facsimile
(410) 363-5300. In Europe, contact Peter R.J. Tritton, director, Public & Client Relations, Alexander & Alexander Services UK plc, at 44 (171) 623 5500; facsimile 44 (171) 626 1178.

GENERAL INFORMATION
For general information about the Company, its products or services contact Corporate Communications in New York at (212) 444-4583; facsimile (212) 444-4697, or Public & Client Relations in London at 44 (171) 623 5500; facsimile 44 (171) 626 1178. Our internet address is alexalex@attmail.com.

AUDITORS
Deloitte & Touche